EXHIBIT 10.1
                               LEASE AGREEMENT
                      VENTURE TECHNOLOGY CENTER BUILDING
                             THE WOODLANDS, TEXAS

     THIS LEASE AGREEMENT, made this the 10th day of December, 1986, by and between THE WOODLANDS CORPORATION, a Delaware corporation (hereinafter called "Lessor"), and LIFECELL CORPORATION, a Texas corporation (hereinafter called "Lessee").

                             W I T N E S S E T H:

     That in consideration of the rents, covenants, terms and conditions hereinafter set forth, Lessor hereby leases to Lessee, and Lessee hereby rents from Lessor the herein described premises upon the following terms and conditions:

     Section 1. LEASED PREMISES. Lessor hereby leases to Lessee and Lessee hereby takes from Lessor 5198 rentable square feet (the "Premises"), together with all appurtenances thereto, in a building known and referred to as the Venture Technology Center Building (the "Building"), located at 3606 Research Forest Drive, in The Woodlands, Montgomery County, Texas, and which contains total of 39,817 rentable square feet of space. The Building is located on a certain tract of land containing 3.5904 acres and is described in the attached Exhibit A (the "Land"). The Premises is shown on the floor plan attached hereto as Exhibit A-1.

     Section 2. PARKING. In addition to the Premises, Lessee and its invitees are hereby granted the exclusive right to use the service area and grade level entry adjoining the Premises, and to park vehicles at or in the area abutting said grade level entry. Additionally, Lessor shall provide and keep in good condition through the term of this lease, parking areas for and vehicular access ways to the Premises, which shall be available for the non-exclusive use of Lessee, its employees and invitees. The use of such parking and access areas shall at all times be subject to such reasonable rules and regulations as Lessor may promulgate. No improvements may be constructed or maintained within the service area adjoining the Premises without the written consent of Lessor.

     Section 3. TERM. This Lease shall commence on the earlier to occur of February 1, 1987 or the date upon which Lessee takes occupancy of the Premises, and shall expire on the last day of the sixtieth (60th) full calendar month following the commencement of the term, subject to earlier termination as hereinafter provided.

     Section 4. DELAYED POSSESSION. If the Premises are not ready for occupancy by Lessee on the Commencement Date set out above, the term of this Lease shall begin on the date when Lessor tenders to Lessee possession of the Premises with all work to be performed by Lessor pursuant to that certain letter agreement regarding leasehold improvements (attached hereto as Exhibit "B") substantially completed. Lessor shall not be liable or responsible for any claims, damages or liabilities of any nature whatsoever in connection with or by reason of any delayed occupancy. No such failure to give possession on the Commencement Date shall in any way affect the validity of this Lease or the obligations of Lessee hereunder (except as expressly provided in this Section) nor shall same be construed in any way to extend the term of this Lease. At Lessor's request, Lessee will execute a memorandum setting forth the Commencement Date and the date of the expiration of the term of this Lease. Notwithstanding anything contained herein to the contrary, if through no fault of Lessee, the improvements have not been completed and the Premises are not ready for occupancy by March 1, 1987, Lessee shall have the right to terminate this Lease and have the security deposit hereinafter referred to, refunded.

     SECTION 5. ACCEPTANCE OF THE PREMISES. By opening for business, Lessee shall be deemed to have accepted the Premises, to have acknowledged that the same are in the condition called for hereunder and to have agreed that the obligations of the Lessor imposed by Exhibit "B" attached hereto have been fully performed, subject to punchlist items submitted to Lessor at the time of acceptance.

     SECTION 6. USE OF THE PREMISES. The Premises shall be used by Lessee solely for general office, laboratory, light manufacturing, assembly, inspection and testing which are nonpolluting and non emissive of noise, dust, or of unreasonable odor, contaminants, or other offensive matter, and which do not unreasonably increase the risk of fire to the area surrounding the Land and the Building and for no other purpose.

     SECTION 7. BASE RENTAL. Lessee hereby agrees to pay to Lessor, at Lessor's address as stated herein, Base Rental for the Premises during the term of this Lease in the amount of Four Thousand One Hundred Fifty Eight and 40/100 Dollars ($4158.40) per month, in advance, on the first day of each calendar month, first such payment due on the 1st day of February 1, 1987, and a like amount payable on the same day of each and every succeeding calendar month thereafter during the full term hereof, without offset, deduction or right of counterclaim whatsoever. The first such payment shall also include any prorated rental for the period from the Commencement Date to the first day of the first full calendar month in the term.

     SECTION 8. ADDITIONAL RENTAL. Lessor agrees to pay all Operating Expenses as described in Section 14, up to a maximum amount of $1.85 per year for each square foot of rentable floor area in the Building (the "Operating Cost Allowance"). In the event the Operating Expenses shall, in any fiscal year (ending January 31) exceed the Operating Cost Allowance (pro-rated for any partial fiscal year at the beginning or end of the Term), Lessee agrees to pay to Lessor, as Additional Rent, Lessee's pro-rata share of any such excess (the "Excess Operating Expenses"). Lessee's pro-rata share shall be determined by multiplying the Excess Operating Expenses by a fraction, the numerator of which shall be the number of rentable square feet in the Premises, and the denominator of which shall be the rentable square footage in the Building (as set out in Section 1 above). Within ninety (90) days following the completion of each fiscal year (after the Base Year), Lessor will provide to Lessee a statement showing in reasonable detail the Operating Expenses for the preceding fiscal year, the Additional Rent due with regard to Lessee's portion of the Excess Operating Expenses, and Lessor's reasonable estimate of Excess Operating Expenses for the then current fiscal year. Lessee shall, on or before thirty (30) days following receipt of said statement, pay to Lessor the amount of Additional Rent due as provided herein, less the amount of Additional Rent paid in advance (if any) during the preceding fiscal year. Any overpayment will be credited by Lessor to the next rental payment(s) due. Lessee agreees to pay Additional Rent each month thereafter, in addition to Base Rental, in an amount necessary to amortize the estimated Excess Operating Expenses for the then current fiscal year over a period equal to the lesser of
(i) the number of months remaining in the Lease Term or (ii) the number of months remaining in the current fiscal year. Notwithstanding that the Lease Term has expired or been terminated, Lessee shall remain liable for and agrees to pay to Lessor within thirty (30) days following receipt of an invoice therefor, its pro-rata portion of Excess Operating Expenses for the fiscal year (or portion thereof) during which the Term of this Lease expired or was terminated. Lessee shall have the right, at its expense and at a reasonable time, to audit Lessor's books relevant to the Additional Rent due under this Section.

     SECTION 9. PAYMENT OF RENTALS. Lessee covenants to promptly pay all rentals when due and payable. A late charge of ten (10%) per cent shall be added to any payment of Base Rental or Additional Rental which is more than ten (10) days past due. If Lessor shall pay any monies or incur any expenses in correction of violations of the covenants herein set forth (after the expiration of applicable grace periods), the amounts so paid or incurred shall, on notice to Lessee, be considered additional rental, payable by Lessee with the first installment of rental thereafter to become due and payable, and may be collected or enforced as by law provided in respect of rentals.

     SECTION 10. SECURITY DEPOSITS. Lessor hereby acknowledges receipt from Lessee of the sum of Four Thousand One Hundred Fifty Eight Dollars and 40/100 ($4158.40) as security for the faithful performance and observance by Lessee of the terms, provisions and conditions of this Lease. In the event Lessee defaults in respect of any of the terms, provisions or conditions of this Lease, including, but not limited to, the payment of Base Rental or Additional Rental, Lessee may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Base Rental, Additional Rental or any other sum as to which Lessee is in default, or for any sum which Lessor may expend or may be required to expend by reason of Lessee's default in respect of any of the terms, covenants or conditions of this Lease. Prior to the time when Lessee shall be entitled to the return of the security deposit, Lessor shall be entitled to intermingle such deposit with its own funds and to use such sum for such purposes as Lessor may determine, and Lessee shall not be entitled to any interest on the security deposit. In the event of a sale of the Land and Building, Lessor shall thereupon be released by Lessee from all liability for the return of such security, and Lessee agrees to look solely to the new Lessor for the return of said security, provided the new owner expressly assumes Lessor's obligations under this Lease. The provisions hereof shall apply to every transfer or assignment made of the security to a new landlord, provided that any Lessor making such a transfer or assignment shall be obligated to give Lessee notice of the new landlord's name and address.

     SECTION 11. TENANT IMPROVEMENTS. On or before the Commencement Date, Lessor shall substantially complete all work required under Exhibit "B" attached hereto. Lessee will be permitted to enter the Premises and for the purpose of installing its equipment, provided that (a) Lessee shall have obtained Lessor's prior written approval of the plans and specifications as hereinafter provided, and (b) Lessee shall have deposited with Lessor the policies or certificates of insurance required by Section 20. hereof. Lessee's activities shall be conducted in such a manner as not to interfere with the work of Lessor or other tenants in the Building. Lessee shall, at its expense, remove from the Premises and from the Land all trash which may accumulate in connection with Lessee's activities. If Lessee fails to remove such trash, Lessor may remove same and Lessee shall reimburse Lessor promptly upon demand for Lessor's expenses in connection therewith. Lessee's use of the Premises prior to the Commencement Date shall be subject to all of the terms and provisions of this Lease, excepting only the obligation to pay rent, which obligation shall commence according to the other provisions of this Lease. No improvement, alteration, remodeling or other similar work shall be made or done without Lessor's prior written approval of the plans and specifications, and of the contractor or contractors who are to make such improvements.

     SECTION 12. MECHANICS OR MATERIALMEN'S LIENS. Lessee shall not permit any mechanics or materialmen's lien to be filed against the Land or the Building, or any portion thereof. In the event that any mechanics's or materialmen's lien shall at any time be filed against the Land or the Building, purporting to be for work, labor, services or materials performed or furnished to Lessee or anyone holding the Premises through or under Lessee, Lessee shall forthwith cause the same to be discharged of record. If Lessee shall fail to cause such lien to be discharged within thirty (30) days after notice of the filing thereof, then, in addition to any other right or remedy of Lessor, Lessor may, but shall not be obligated to, discharge the same by paying any reasonable amount claimed to be due. The amount so paid by Lessor and all reasonable costs and expenses, including reasonable attorney's fees incurred by Lessor in procuring the discharge of such lien, shall be due and payable by Lessee to Lessor as additional rent on the first day of the next succeeding month. Notice is hereby given that Lessor shall not be liable for any labor or materials furnished to Lessee upon credit, and that no mechanics's, materialmen's or other liens for any such labor or materials shall attach to and affect the estate or interest of Lessor in and to the Land or the Building.

     Section 13. UTILITIES. Lessor shall make available to the Premises gas, electricity and water. Lessee agrees to assume all costs and expenses for gas, electricity, water, telephone, garbage, sewer and any other service needed for its use at the Premises, including any license or deposit required to establish or maintain such services, and the costs of installation and hook-up. Lessee shall promptly pay for all utility services furnished to the Premises during the term of this Lease. Lessor shall under no circumstances be liable to Lessee in damage or otherwise for any interruption in service of water, electricity, heating, air-conditioning or other utilities or services caused by governmental regulation, emergencies, Acts of God, by the making of any necessary repairs or improvements, or by any cause beyond Lessor's reasonable control. Lessor shall endeavor in good faith to give at least 24 hours notice to Lessee when any necessary interruption in service will be made by Lessor.

     Section 14. OPERATING EXPENSES. The terms "Operating Expenses", as used in the Lease, means all of Lessor's reasonable costs to operate and maintain the Land and the Building, as determined in accordance with Lessor's accounting practices, including (to the extent and only to the extent same are Lessor's obligation to pay or furnish under the other provisions of this Lease), but not limited to Lessor's cost of providing security services, landscaping, parking area maintenance and lighting, and general maintenance and repairs. Operating Expenses shall also include all ad valorem taxes or assessments and Annual Assessments of The Woodlands Community Association, Inc., which accrue against the Building or the Land during the Term, together with all insurance premiums, if any, which Lessor is required to pay or deems necessary to pay, with respect to the Building or the Land, and a building management fee equal to five percent (5%) of the Base Rental. Notwithstanding anything contained herein to the contrary, if at the end of the Base Year, the Land, WITH the Building thereon, has not yet been placed on the tax rolls, the Base Year ad valorem taxes and assessments shall be adjusted and increased as if it had been.

     Notwithstanding anything contained herein to the contrary, Operating Expenses shall not include the cost of any structural repairs or of any capital improvements, repairs or expenditures (except for Lessor's reasonable amortization, without interest, amortized over the entire useful life of such improvement, of the cost of any such capital improvement to the Building made more than one year after the Commencement Date, only to the extent that such improvement actually reduces or limits increases in Operating Expenses incurred thereafter during the term of the Lease).

     SECTION 15. EXTERIOR REPAIRS. Lessor will keep the exterior of the Building, including any doors, windows, or glass, in repair at Lessor's expense, providing Lessee shall give Lessor written notice of the necessity for such repairs, and provided that the damage thereto shall not have been caused by the negligence of Lessee, its agents, employees, licensees or invitees, in which event Lessee shall be responsible for the cost therefor. Lessor shall be under no liability for repair, maintenance, alteration or any other action with reference to any plumbing, electrical or other mechanical installation within or serving the Premises or any part thereof, except for the service lines leading to the Premises.

     SECTION 16. OPERATION BY LESSEE. Lessee agrees to (a) keep the inside of all glass in the doors and windows of the Premises clean; (d) maintain the Premises in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests; (e) keep any garbage, trash, rubbish or refuse in rat-proof containers within the interior of the Premises until removed from the area; (f) have such garbage, trash, rubbish and refuse removed at its expense on a regular basis from location points and at such times as designated by Lessor; (g) keep all mechanical apparatus free of vibration, noise or pollution which may be transmitted beyond the Premises;
(h) comply with all laws, ordinances, rules and regulations of the Fire Underwriters Rating Bureau now or hereafter in affect; and (i) conduct its business in all respects in a dignified manner within the standards of other tenants in the Building.

     In addition, Lessee shall not (a) place or maintain any merchandise or other articles in any vestibule or entry of the Premises, on the footwalks adjacent thereto or elsewhere on the exterior of the Premises or Building without the written consent of Lessor; (b) permit undue accumulation of garbage, trash, rubbish or other refuse within or without the Premises; (c) cause or permit objectionable odors to emanate or be dispelled from the Premises; (d) cause or permit the parking of vehicles so as to interfere with the use of any driveway, walk, parking area, dock or other common facility in the area; (e) occupy, use or permit the use or occupancy of any portion of the Premises for any business or purpose which is immoral, disreputable or in violation of any legal direction of any public officer; or (f) to occupy, use or permit the use or occupancy of any portion of the Premises for any business or purpose, which, in the opinion of Lessor, reasonably formed, constitutes a public or private nuisance or unduly disturbs the business of other tenants in the Building.

     Lessor shall have the right, upon written notice to Lessee, to provide for rubbish and refuse removal services as required of Lessee above, and Lessee agrees to reimburse Lessor for the reasonable cost incurred in providing such service within thirty (30) days after receipt of a statement setting forth the cost of such service.

     SECTION 17. INTERIOR REPAIRS. Lessee will keep the interior of the premises, together with all electrical, plumbing and other mechanical installations therein, all heating and air conditioning equipment, and all interior and exterior windows or doors serving the Premises, in good order and repair, and will make all replacements thereto at its expense. Lessee will surrender the Premises at the expiration or earlier termination of this Lease, in as good condition as when received, excepting damage and depreciation caused by ordinary wear and tear. Lessee will not overload the electrical wiring serving the Premises or within the Premises, and will install at its expense, but only after obtaining Lessor's written approval, any additional electrical service which may be required in connection with Lessee's use or occupancy. Notwithstanding anything herein to the contrary, Lessor, and not Lessee, shall be liable for any and all interior repairs which may result from any structural failure of the building, unless caused by Lessee, its agents, employees or invitees. Lessee will repair promptly, at its expense, any damage to the Premises caused by bringing into the Premises any property for Lessee's use, or by the installation or removal of such property, regardless of fault or by whom such damage was caused, unless caused by Lessor, its agents, employees or contracts. If Lessee fails to make such repairs, Lessor may make same, and Lessee agrees to pay, as additional rent, the cost thereof to Lessor promptly upon Landlord's demand therefor.

     SECTION 18. SIGNS AND ADVERTISING. Lessee will not place or suffer to be placed or maintained on or displaced to the exterior of the Premises, any sign, advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Premises without first obtaining the written approval of the Lessor, which approval will not be unreasonably withheld provided the standards of the Development Standards Committee of The Woodlands are complied with and it is of the type described below. Lessee understands that the only sign it will be permitted to have is one sign board identifying Lessee, over the entry to the Premises. Lessee will maintain any approved sign, decoration, lettering, advertising matter or other thing in good condition and repair at all times.

     SECTION 19. ROOF AND WALLS. Lessor or its designee shall have the exclusive right (a) to use all or any part of the roof of the Building for any purpose including to erect additional stories or other structures over all or any part of the Premises, and to erect in connection with the construction thereof temporary scaffolds and other aids to construction on the exterior of the Premises, provided that access to the Premises shall not be denied; and
(b) to install, maintain, use, repair and replace within the Premises, pipes, ducts, conduits, wires and all other mechanical equipment serving other parts of the Building, the same to be in locations within the Premises as will not materially interfere with Lessee's use thereof. Lessee shall have no right to erect improvements on the roof without the prior written consent of Lessor.

     SECTION 20. INSURANCE. Lessee will keep in force at its expense during the term of this Lease and during such other time as Lessee occupies the Premises or any part thereof: (1) public liability insurance with respect to the Premises in a company or companies and in a form acceptable to Lessor, with minimum limits of One Million Dollars ($1,000,000) on account of bodily injury or death as the result of any one accident or occurrence, and Three Hundred Thousand Dollars ($300,000) per occurrence for property damage; (2) fire and extended coverage insurance on Lessee's fixtures, goods, wares and merchandise in or at the Premises; and (3) workers compensation or similar insurance affording statutory coverage and containing minimum statutory limits. Lessee will deposit copies of policies or policies of insurance or certificates thereof with Lessor. If Lessee shall not comply with the requirements of this section. Lessor may cause insurance as aforesaid to be issued, and in such event Lessee agrees to pay, as additional rent, the premium for such insurance upon Lessor's demand.

     Lessee will not do or suffer to be done, or keep suffer to be kept, anything in, upon or about the Premises which will contravene Lessor's policies insuring against loss or damage by fire or other hazards (including, without limitation, public liability) or which will prevent Lessor from procuring such policies in companies and at such rates reasonably acceptable to Lessor. If anything done, omitted to be done or suffered to be done by Lessee, or kept or suffered to be kept by Lessee in, upon or about the Premises shall cause the rate of fire or other insurance on the Premises, the building or other property of Lessor, in a company reasonably acceptable to Lessor, to be increased beyond the minimum rate from time to time applicable to the Premises for the use permitted under this Lease, Lessee shall pay, as additional rental, the amount of any increase attributable thereto upon Lessor's demand.

     SECTION 21. WAIVER OF SUBROGATION. It is expressly agreed that neither Lessor nor Lessee shall be liable to the other to the extent any loss or damage incurred by the other is or could be covered by insurance, and both Lessor and Lessee shall cause the carriers of any insurance covering or affecting the Premises or the building to include provisions in all such policies waiving any rights by way of subrogation against the other.

     SECTION 22. INDEMNITY. Lessee will indemnify Lessor and save it harmless from and against any and all claims, actions, damages, liabilities or expenses in connection with loss of life, personal injury or damage to property arising from or out of the occupancy or use by Lessee of the Premises, the Building, the Land or any part thereof or from any breach, violation or nonperformance of any covenant or condition hereof by Lessee unless caused by the negligent act or omission of Lessor, its agents or employees. Likewise, Lessor will indemnify Lessee and save it harmless from and against any and all claims, action, damages, liabilities or expenses in connection with loss of life, personal injury or damage to property arising from or out of occupancy or use by Lessor of the Premises, the Building, the Land or any part thereof or from any breach, violation or nonperformance of any covenant or condition hereof by Lessor unless caused by the negligent act or omission of Lessee, its agents or employees.

     SECTION 23. DAMAGE OR DESTRUCTION OF PREMISES. In the event the Premises shall be damaged by fire, explosion, storm, flood, Act of God, war, riot, insurrection or other casualty to the extent that the Premises are rendered substantially untenantable in the opinion of Lessor, reasonably formed, then, at the option of either Lessor or Lessee, exercisable by written notice to the other party at any time within twenty (20) days of the date when such damage or destruction occurred; in such event, Lessor shall retain the security deposit as partial payment for the damages incurred, if in Lessor's opinion, reasonably formed, such damage was caused by Lessee's negligence. Substantially untenantable shall mean that the Premises are completely destroyed or so badly damaged that repairs cannot be commenced within sixty
(60) days and completed within six (6) months thereafter. In the event neither party elects to cancel and terminate this Lease pursuant to the foregoing provisions, or in the event such damage or destruction does not render the Premises substantially or partially untenantable, Lessor shall with reasonable diligence rebuild and reconstruct the Premises to as good condition as same were in immediately prior to such damage or destruction. Lessee's obligation to pay rental hereunder during the time the Premises are substantially untenantable shall, unless such condition was caused by Lessee's negligence, be proportionally abated in the proportion which the portion of the Premises so rendered untenantable bears to the entire Premises, until full use of the Premises is again tendered to Lessee.

     SECTION 24. CONDEMNATION. If the whole or any part, of the Premises shall be taken under the power of eminent domain, this Lease shall terminate as to the part so taken on the date lessee is required to yield possession thereof to the condemning authority. Lessor shall, with reasonable diligence, make such repairs and alterations as may be necessary in order to restore the part not taken to a useful condition, and rentals shall be reduced proportionately by the portion of the Premises so taken. If in the reasonable opinion of Lessor, the amount of the Premises so taken destroys the usefulness of the Premises for the uses permitted under this Lease, either party may, within 20 days from the date of such taking, terminate this Lease as of the date when Lessee is required to yield possession. All compensation awarded for any taking of the fee and the leasehold shall belong to and be the property of Lessor, and Lessee hereby assigns to Lessor be the property of Lessor, and Lessee hereby assigns to Lessor any and all right, title and interest in and to any such award or any part thereof; provided, however, that Lessee shall be entitled to claim, prove and receive in the condemnation proceeding such award as may be allowed for trade fixtures or for loss of business or good will, depreciation or injury to and cost of removal of stock-in-trade, but only if such awards shall be made by the condemnation court in addition to, and shall not result in a reduction of, the award made for any interest of Lessor in the Land and Building.

     SECTION 25. RIGHT OF ENTRY. Lessee will permit Lessor, its agents, employees or contractors, to enter all or any part of the Premises during business hours, upon reasonable notice (except in the event of emergency, in which case Lessor may enter immediately) to inspect the same, enforce or carry out any provision of this Lease or show the premises to prospective purchasers, mortgagees or lessees.

     SECTION 26. MEMORANDUM. If requested by either party, the other party agrees to execute, acknowledge and deliver a Memorandum of Lease, in recordable form. In addition to other matters contained therein, said Memorandum of Lease shall contain the notice with regard to mechanics or materialmen's liens set forth in Section 12 hereof. Recording, transfer taxes and like charges shall be paid by the party requesting such Memorandum.

     SECTION 27. TERMINATION. This Lease and the tenancy hereby created shall cease and terminate at the end of the term hereof without the necessity of any notice from either Lessor or Lessee to terminate the same. Lessee hereby waives notice to vacate the Premises and agrees that Lessor shall be entitled to the benefit of all provisions of law respecting the summary recover of possession of the Premises from a tenant holding over, to the same extent as if statutory notice had been given. For the period of three (3) months prior to the expiration of the term of this Lease, Lessor shall have the right to display on the exterior of Lease, Lessor shall have the right to display on the exterior of the Premises (but not in any window or doorway thereof, the customary sign "For Rent"; during such period Lessor may show the Premises and all parts thereof to prospective tenants between the hours of 9:00 a.m. and 5:00 p.m. on any day except Sunday or a legal or religious holiday on which Lessee is not open for business.

     SECTION 28. HOLDING OVER. In the event of holding over by Lessee after the expiration or termination of this Lease and without the prior written consent of Lessor, Lessee shall pay as liquidated damages for the use of the Premises 150% of the rent specified for an equivalent period of time immediately preceding the end of the term of this Lease. No holding over by Lessee with or without the consent or acquiescence of Lessor, shall operate to extend the term of this Lease for a longer period that one (1) month. In the event of any unauthorized holding over, Lessee shall, in addition to the liquidated damages for the use of the premises provided in this Section, indemnify Lessor against all claims for damages by any other tenant to whom Lessor may have leased all or any part of the Premises.

     SECTION 29. ASSIGNMENT AND SUBLETTING. Lessor shall have the right to convey, transfer, assign, mortgage or otherwise encumber, in whole or in part, its right, title and interest in and to this Lease, the Building and the Land, and Lessee shall in any such event recognize and respect any such conveyance, transfer or assignment, and attorn to any person or entity who shall acquire any such right, title or interest, whether by voluntary transfer, assignment or conveyance, or through foreclosure of any mortgage, lien or other security interest granted by Lessor. In the event of any such transfer by Lessor of all of its interest in and to this Lease, Lessor shall be released from all further obligations or duties thereafter accruing hereunder. Lessee will not assign this Lease in whole or in part, nor sublet all of any part of the Premises, nor license concessions or lease departments within the Premises, nor transfer possession or occupancy thereof in any manner, without first obtaining the written consent of Lessor. Lessor shall have the right, at its option, to terminate the Lease as to any portion of the Premises covered by a proposed assignment or sublease, or to approve any such assignment or sublease only upon the condition that all rentals paid by the subleassee in excess of the rentals due from Lessee hereunder, shall be paid directly to Lessor, otherwise Lessor's consent to any proposed sublease or assignment shall not be unreasonably withheld. Consent by Lessor to one assignment, subletting, occupation or use by another person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by the same or another person. Consent to an assignment or sublease shall not release Lessee from liability for the continued performance of the terms and provisions to be kept and performed by Lessee hereunder unless Lessor specifically and entirely releases Lessee from said liability. Lessee covenants and agrees that when the prior written consent of Lessor is obtained, Lessee will treat all applications for sublease or assignment in a uniform manner and will award leases according to objective standards. No decision on any applications shall be made on the ground of the applicant's race, color, religion, sex, or national origin.

     SECTION 30. SUBORDINATION. Upon written notice given to Lessee by the holder of any first mortgage, first deed of trust or other first security instrument, Lessee's rights under this Lease are and shall be subordinate to the operation and effect of any such first mortgage, first deed of trust or other first security instrument now or hereafter placed upon the Building, the Land or any part or parts thereof, provided the holder of any such first mortgage or first deed of trust shall agree that Lessee shall not be disturbed in its possession of the Premises or its rights hereunder terminated or amended by the first mortgage or first deed of trusts, any purchaser at or in lieu of foreclosure or other party so long as Lessee is not in default (beyond applicable grace periods) under this Lease. The foregoing clause shall be self-operative, and no further instrument subordinating this Lease to any security instrument, after notice as aforesaid, shall be required. In confirmation thereof, Lessee shall, upon request, execute such further assurances, instruments, releases or other documents that may be reasonably requested by any first mortgagee or holder of any other first security instrument, further assuring the foregoing. The failure of Lessee to execute and deliver any such instrument, release or document within ten (10) days following written request by Lessor for the same shall constitute a default hereunder.

     SECTION 31. ATTORNMENT. Lessee agrees that upon any foreclosure or sale under a mortgage or deed of trust to which this Lease is now or shall hereafter become subject or subordinate, Lessee will attorn to the mortgagee or purchaser upon foreclosure, will pay to said mortgagee or purchaser all the rents and other monies required to be paid by Lessee hereunder and will perform and comply with all of the other terms, covenants, conditions and obligations contained in this Lease; provided, that upon Lessee's request in writing, such mortgage or purchaser shall execute and deliver to Lessee its agreement that so long as Lessee performs all of the terms, covenants and conditions of this Lease on Lessee's part to be performed, Lessee's possession hereunder shall not be disturbed by such mortgagee or purchaser.

     SECTION 32. CERTIFICATES. Lessee agrees that at any time, and from time to time, upon not less than five (5) business days' notice by Lessor, it will execute, acknowledge and deliver to Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect also modified, and stating the modifications) and the dates to which the rent and other charges have been paid, and stating whether or not to the best knowledge of Lessee, Lessor is then in default in performance of any covenant, agreement or condition contained in this Lease, and if so, specifying each such default of which the Lessee may have knowledge, it being understood that any such statement may be relied upon by third parties who are not a party to this Lease.

     SECTION 33. TRANSFER OF CONTROL. If at any time during the term of this Lease, corporate shares of Lessee shall be transferred by sale, assignment, operation of law or other disposition so as to result in a change in the present control of said corporation by the person or persons now owning a majority of said corporate shares, without the prior written consent of Lessor, Lessee shall be in default of this Lease and Lessor may exercise its rights in respect of default hereunder; provided, however, this paragraph shall not prohibit the offering and sale of shares of the corporation to the public through a registered offering.

     SECTION 34. LANDLORD'S LIEN. Lessee expressly grants to Lessor a Landlord's lien upon all of the machinery, equipment, goods, wares, chattels, implements, fixtures, furniture, tools and other personal property which Lessee shall now or at any time hereafter place in or upon the Premises, including all replacements thereof and additions thereto, as security for the due and punctual payment by Lessee to Lessor of all rent and other sums due hereunder and the performance and observance by Lessee of all of the terms and conditions of this Lease. All exemptions of said property or any part thereof are hereby expressly waived by Lessee. The lien and security interest hereby granted is in addition to and cumulative of Lessor's statutory lien. It is expressly agreed that the lien and security interest herein granted may be foreclosed with or without the property being present, to the highest bidder for cash, and that Lessor shall have the right to become purchaser thereof if it shall be the highest bidder. The proceeds of any such sale shall be applied first to the costs incurred in holding such sale, next to the payment of any rent or other amounts then owing by Lessee to Lessor, and the balance, if any, to Lessee. Lessee agrees to deliver possession of any property so foreclosed upon to the purchaser thereof, and to pay Lessor any deficiency remaining after such foreclosure sale. The Lessee agrees to execute any Uniform Commercial Code financing statements required by Lessor to evidence the security interest hereby granted. In addition to all of its rights hereunder, Lessor shall also have all of the rights and remedies of a secured party under the Texas Uniform Commercial Code.

     All equipment, machines, furniture, trade fixtures or other apparatus which are installed in the Premises by Lessee shall remain the property of Lessee and shall be removable by Lessee from time to time and at the expiration of the term of this Lease, or any renewal, extension or other termination thereof, provided that such fixtures and apparatus can be and are removed without damaging the Premises or the Building, and provided that Lessee shall not at such time be in default under any covenant or agreement contained in this Lease.

     SECTION 35. DEFAULT. In the event Lessee shall fail to timely pay rent or any other amount required to be paid by the terms hereof, or shall fail to perform any other obligation or duty provided for herein within ten (10) days after receipt of written demand from Lessor to do so, or shall abandon or vacate the Premises, and not pay rental due under the terms of this Lease, or in the event of filing of a petition in bankruptcy or other insolvency proceeding by or against Lessee or the filing of a petition or answer seeking relief under any provision of the Bankruptcy Laws, or in the event of assignment by Lessee for the benefit of creditors or the filing of a petition or other proceeding for the appointment of a trustee, receivor or liquidator of Lessee or any of Lessee's property, or the filing of a proceeding by any governmental authority for the dissolution or liquidation of Lessee, then in any such event, Lessee shall be in default under this Lease and Lessor shall have the right, at its option, in addition to any other right or remedy which it may have at law or in equity, to enter upon or take possession of the Premises, to remove all persons and property therefrom, with or without legal process, to change all locks to the Premises and to take such other action as may be necessary to dispossess Lessee therefrom. Lessee agrees that such acts or actions by Lessor shall in no event be deemed an unauthorized entry or constitute a conversion of Lessee's property, and all claims for damages by reason of any such reentry, repossession or changing of any locks are hereby expressly waived by Lessee, as are any and all claims for damages by reason of any legal proceedings instituted by Lessor to recover possession of the Premises. The foregoing rights and remedies granted to Lessor may be exercised by Lessor with or without terminating this Lease. The exercise of any one or more of the rights hereinabove provided shall in no event be deemed to be an acceptance of surrender of the Premises by operation of law to otherwise, and shall in no event affect a waiver or other release of any other rights which Lessor shall have under this Lease or otherwise. In the event of default, Lessor shall be entitled to terminate this Lease and all of Lessee's rights hereunder. If Lessor elects to terminate this Lease, Lessee shall nevertheless be liable to Lessor for the full amount of all accrued and unpaid rent as well as any and all other amounts then owing to Lessor at the time of such termination, plus, as liquidated damages for such default, an amount equal to the unpaid balance of the rental provided for in this Lease. In the event Lessor elects to take possession of the Premises without terminating this Lease, Lessor may, at its option and without any obligation to do so, re-let all or any part of the Premises for any period satisfactory to Lessor, to any tenant acceptable to Lessor, for a use and purposes acceptable to Lessor. If Lessor does re-let all or part of the Premises, Lessee shall be entitled to a credit against its obligations hereunder in the amount of all rents received by Lessor as a result of such re-letting, less the total of all costs and expenses incurred by Lessor in connection with such re-letting, such credit not to exceed the rental payable by Lessee to Lessor hereunder. Lessee shall be liable to Lessor for all attorney's fees incurred by Lessor in enforcing this Lease as a result of default by Lessee.

     SECTION 36. NOTICES. Any notice required or permitted to be given pursuant to the terms of this Lease shall be sent by certified or registered U.S. mail to Lessor at 2201 Timberloch Place, The Woodlands, Texas 77380,
Attn: Property Manager, and to Lessee at 3606 Research Forest Drive, The Woodlands, Texas 77380. The place to which such notices shall be sent may be changed by either party giving notice of such change to the other party in the manner hereinabove provided.

     SECTION 37. COMMISSIONS. Lessor and Lessee each represent and warrant to the other that they have not used a realtor, broker, or real estate agent in connection with the negotiation of this Lease. Lessee agrees to indemnify and hold Lessor harmless from any commissions, compensation, or charges asserted by any realtor, broker or agent claiming by, through, or under Lessee. Lessor agrees to indemnify and hold Lessee harmless from any commissions, compensation, or charges asserted by any realtor, broker, or agent claiming by, through, or under Lessor.

     SECTION 38. REMEDIES CUMULATIVE. No reference to any specific right or remedy shall preclude Lessor from exercising any other right, from having any other remedy or from maintaining any action to which it may otherwise be entitled at law or in equity.

     SECTION 39. NO WAIVER. Either party's failure to insist upon strict performance by the other party of any covenant of this Lease or to exercise any option or right herein contained shall not be a waiver or relinquishment for the future of each covenant, right or option, but the same shall remain in full force and effect.

     SECTION 40. SEVERABILITY. If any of the provisions of this Lease shall contravene or be invalid under the laws of the particular state, county or jurisdiction where applied, such contravention or invalidity shall not invalidate the Lease or any other portions thereof, and the remainder of this Lease or the application thereof to other persons or circumstances shall not be affected thereby.

     SECTION 41. ENTIRE AGREEMENT. This Lease contains the entire agreement between the parties with respect to the letting contemplated hereby and merges all prior negotiations and agreements. No agreement now or hereafter made shall be effective to change, modify or discharge this Lease or any provision hereof, including the provisions of this Section, unless in writing and signed by the party against whom enforcement is sought.

     SECTION 42. JOINT AND SEVERAL LIABILITY. If two or more individuals, corporation, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Lessee, the liability of each such individual, corporation, partnership, or other business association to pay rent and perform all other obligations hereunder shall be deemed to be joint and several. In like manner, if Lessee shall be a partnership or other business association, the members of which are, by virtue of statute or general law, subject to personal liability, the liability of each such member shall bee deemed to be joint and several.

     SECTION 43. NO OPTION. The submission of this Lease for examination does not constitute a reservation of or option for the Premises, and this Lease becomes effective only upon execution hereof by Lessor and Lessee, and delivery of a fully executed copy to Lessee.

     SECTION 44. CORPORATE RESOLUTIONS. In the event Lessee is a corporation, Lessee will furnish Lessor, contemporaneously and together with the return of this Lease, a certified copy of a corporate resolution of said corporation authorizing Lessee, as a corporate entity, and the person executing same, to enter into this Lease and each and every specific provision hereof, and certified by the secretary or an assistant secretary of said corporation. Lessor warrants to Lessee that the person executing this Lease on behalf of Lessor has the authority to do so.

     SECTION 45. GRACE PERIOD. Notwithstanding anything to the contrary, in the event of default under the terms of this Lease by Lessee, which default can be cured by the payment of money, the Lessor shall give written notice of such default to Lessee and Lessee shall have ten (10) days from the date of the notice to cure the default. Upon an event of default by Lessee under the terms of this Lease which cannot be cured by the payment of money, Lessor shall give notice of such default to Lessee and Lessee shall have thirty (30) days from the date of the notice to cure the default.

     SECTION 46. APPLICABLE LAW. This Lease shall be construed under the laws of the State of Texas, and shall be performable only in Montgomery County, Texas.

     SECTION 47. CAPTIONS. The captions and headings herein are for convenience and reference only.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement under their respective hands and seals as of the day and year first above written.

                                          LESSOR

                                          THE WOODLANDS CORPORATION

                                       By:  MICHAEL H. RICHMOND
                                       Name:  Michael H. Richmond
Date:  12-10-86                        Title:  Executive Vice President
Legal [ILLEGIBLE INITIALS]
Sales [ILLEGIBLE INITIALS]                LESSEE
Other [ILLEGIBLE INITIALS]             LIFECELL CORPORATION
                                       By:  PAUL M. FRISON
                                       Name:  Paul M. Frison
Date:                                  Title:  President

                                   EXHIBIT A-1

                        [GRAPHIC DEPICTING LEASE SPACE]

                          VENTURE TECHNOLOGY CENTER
                                  SITE PLAN

FLOORPLAN

LEGEND

LifeCell Lease 5,198 S.F.

LifeCell Right Of First Refusal 4,570 S.F.

LifeCell Right Of Second Refusal 5,310 S.F.

                                   EXHIBIT B

The Woodlands Corporation
Gerald D. Iron
Director of Sales and Leasing

2201 Timberloch Place
The Woodlands, Texas 77380
(713) 363-6946

Mr. Paul Frison
LifeCell Corporation
1200 Binz, Suite 1380
Houston, Texas 77004

     Re: Leasehold improvements for 5,198 rentable square feet of space in a building known as Ventures Technology Center in The Woodlands, Texas.

Dear Gentlemen:

     The Woodlands Corporation (TWC) is pleased to quote for your approval the cost of work necessary to construct the proposed leasehold improvements in the above-referenced space.

     The cost of work is based upon the attached drawings dated November 21, 1986.

Total Cost of Work                     $   105,780.45
                                       --------------
Lessor Allowance                       $   (83,168.00)
                                       --------------
Additional Landlord Contribution       $    22,612.45
                                       --------------
     Subtotal                          $
                                       --------------
TWC Administration Fee                 $          -0-
                                       --------------
Total Amount Due from Lessee           $          -0-
                                       ==============

     If The Woodlands Corporation further agrees to perform, at your request, any additional or non-standard work over and above that specified on the attached plans, such work shall be performed by TWC, at your sole expense, as a tenant extra. Prior to commencing any such work requested by you, TWC will submit to you written estimates of the cost of any such work. Within one (1) week from the date of submission thereof by TWC, you shall either provide written approval of the estimate for construction, submit to TWC revisions in the plans and specifications, or notify TWC that the work is no longer requested. You agree to pay TWC promptly upon being billed therefore, the cost of all such work, together with fifteen percent (15%) of the cost for TWC's overhead. You agree that in the event of default in payment thereof, TWC shall (in addition to all other remedies) have the same rights as in the event of default of payment of rent under the Lease. You further agree the items listed on Exhibit B-1 attached are not to be included in this Agreement, and if required, will be furnished and installed by Lessee.

     * In lieu of six (6) months Base Rent abatement.

MR. PAUL FRISON
Page 2

     It is agreed that, notwithstanding the date provided in the Lease for the commencement of the lease term, your obligation for the payment of rental thereunder shall not commence until TWC has substantially completed all work to be performed by TWC pursuant to this agreement; provided, however, that if TWC shall be delayed in substantially completing the work as required hereunder as a result of:

     (a) Your failure to timely furnish the information and approval as and when required;

     (b) Your request for materials, finishes or installations other than specified on plans attached;

     (c) Your changes in approved plans or specifications; or

     (d) The performance by a person, firm or corporation employed by you and the completion of said work by said person, firm or corporation,

     then the commencement of the term of the Lease and the payment of rent thereunder shall be accelerated by the number of days of such delay.

     All monies due from you for leasehold improvements must be paid to TWC prior to your occupancy of your space.

     Upon your approval as indicated below, TWC will begin construction of your leasehold improvements and estimate construction completion within 7 weeks of commencement of construction.

Sincerely,

PAUL M. FRISON
Tenant Acceptance

Date

GERALD D. IRONS
Gerald D. Irons

LEON LEE
Leon Lee
Project Manager
Design & Construction

GDI:pc

                                 EXHIBIT B-1

     The following items will be furnished and installed by the Lessee at its sole cost and expense.

        1.  All furniture and window coverings.

        2. Telephone and Intercom System: Lessor will furnish empty conduit in ceiling space to building telephone cable connection. Lessee will select and provide telephone system from building cable connections to and including Lessee's space.

        3. Building Graphics: Lessee will furnish and install interior and exterior graphics desired by Lessee. Lessee shall use graphics style, size, material, color and sign company selected by Lessor.

RESEARCH FOREST
PARCEL 2B-6  3.5904 ACRES

Being a 3.5904 acre tract of land situated in Montgomery County, Texas in the John Taylor Survey, A-547, and being more particularly described by metes and bounds as follows with all control referred to the Texas State Plane Coordinate System, Lambert Projection, South Central Zone:

BEGINNING at the westernmost corner of the herein described tract having a Texas State Plane Coordinate Value of X= 3,111,160.49, Y= 870,303.83 and being S 66(degree) 43' 18' W, 1,270.86 feet from the southeast corner of the Henry Applewhite Survey, A-51, common to the southwest corner of the James Stephens Survey, A-536. Said common survey corner being located in the north line of said John Taylor Survey, A-547;

THENCE N 43(degree) 32' 24' E, 368.00 feet to a point for corner;

THENCE S 46(degree) 27' 36' E, 425.00 feet to a point for corner;

THENCE S 43(degree) 32' 24' W, 368.00 feet to a point for corner;

THENCE N 46(degree) 27' 36' W, 425.00 feet to a POINT OF BEGINNING and containing 3.5904 acres of land.

                                          LEONARD McBEE
                                          Leonard McBee
                                          Registered Public Surveyor
                                          Texas Registration No. 1854

[SEAL WITH TEXT BELOW]

STATE OF TEXAS
LEONARD McBEE
1854
REGISTERED
PUBLIC SURVEYOR

                                  Exhibit "A"


                         ADDENDUM TO LEASE AGREEMENT
                                DATED 12-20-86
             BY AND BETWEEN THE WOODLANDS CORPORATION, AS LESSOR,
                     AND LIFECELL CORPORATION, AS LESSEE

1) Lessor and Lessee agree that the following shall be added to the Lease Agreement as Section 48:

        SECTION 48. RIGHT OF FIRST REFUSAL. For a period of two (2) years from the Commencement Date of this Lease Agreement Lessee shall have a right of first refusal to lease all or a portion of approximately 4570 square feet adjoining the Premises and outlined in red on the attached Exhibit A-1 ("Adjacent Space I"), on the following terms and conditions. If Lessor shall receive a bona fide offer to lease all or any portion of the Adjacent Space I, at or above the prevailing market rate, which offer Lessor is willing to accept, Lessor shall give Lessee written notice thereof. Lessee shall have the right for ten
        (10) working days after receipt of notice of such third party offer, which is acceptable to Lessor, to execute a lease covering such space on the following terms. The terms of the lease will be the same as set forth in this Lease Agreement except that the Base Rental shall be at the prevailing market rate of the Building, and Lessee shall have a tenant improvement allowance of $16.00 per each square foot of space being leased. Lessee's right of first refusal shall be paramount to any rights of the third party in question. If Lessee shall fail to execute a lease for the portion of the Adjacent Space I within the time herein specified, Lessor shall be at liberty to make such lease to the third party. The right of Lessee under this paragraph shall apply successively to each and every offer to lease all or any portion of the Adjacent Space I.

        It is understood and agreed that Lessee's right of first refusal set forth above is conditioned upon its being in full compliance with all the terms and conditions of this Lease Agreement at the time Lessor receives an offer from a third party to lease any portion of the Adjacent Space I. Any default or noncompliance with the Lease Agreement existing at the time of the offer shall terminate Lessee's first refusal rights hereunder.

     2) Lessor and Lessee agree that the following shall be added to the Lease Agreement as Section 49:

        SECTION 49. RENTAL ABATEMENT.

        In lieu of Base Rental abatement, Lessor agrees to provide Lessee $22,612.45 for leasehold improvement work.

3) Lessor and Lessee agree that the following shall be added to the Lease Agreement as Section 50:

     SECTION 50. RENEWAL OPTION. As long as Lessee is not in default in the performance of its covenants under this Lease, Lessee is hereby granted the option to renew the Term of this Lease for One (1) period(s) of Five
     (5) additional years each ("Renewal Term"), to commence at the expiration of the initial term of this Lease. Lessee shall exercise each option to renew by delivering written notice of such election to Lessor at least sixty (60) days prior to the expiration of the Term of this Lease. The renewal of this Lease shall be upon the same terms and conditions of this Lease, except (a) the Base Rent during the Renewal Term shall be the prevailing market Base Rent rate (similarly defined) for similar space in the Building at the time the Renewal Term commences, but in no event less than the Base Rent that Lessee is then paying, (b) Lessee shall have no option to renew this Lease beyond the Renewal Term set out above, (c) Lesseee shall not have the right to assign its renewal rights to any sublessee of the Premises or assignee of the lease, (d) the leasehold improvements will be provided in their then existing condition (on an "as is" basis) at the time the Renewal Term commences, (e) the "Term" as defined in the Lease, shall include any Renewal Term that has been duly exercised by Lessee; and (f) any Provision, Rider, Amendment or Addendum to the Lease providing for abatement of Base Rent shall be inapplicable to the Renewal Term.

4) Lessor and Lessee agree that wherever in the Lease Lessor's consent or approval is required to any action, such consent or approval shall not be unreasonably withheld or delayed. Wherever Lessor's judgment or discretion is to be exercised, it shall be exercised reasonably.

5) Lessor and Lessee agree that Section 24, CONDEMNATION, of the Lease shall be deleted in its entirety and the following Section 24 inserted in its stead:

     (24) CONDEMNATION. If any portion of the Building or Premises which is condemned or taken by eminent domain shall result in Lessee's loss of access to the Premises or shall render the balance of the Premises unsuitable for the use set forth in Section 6 above, Lessee, may, at its option, cancel this lease upon fifteen (15) days' prior written notice to Lessor, effective as of the date of such taking by the condemning authority or Lessee's surrender of possession of the Premises, whichever is earlier. If a portion of the Premises is taken which does not render the balance unsuitable for the use set forth in
Section 6 above, Lessor shall, at its expense, restore the reduced Premises as far as practicable to the condition existing just prior to such taking, and the rent shall thereafter be equitably abated. Lessee shall have the right to appear at any condemnation proceeding to claim any separate award with respect to the value of Lessee's fixtures, improvements, furniture, partitions, equipment, relocation expenses and loss of business.

     6) Lessor and Lessee agree that notwithstanding anything contained herein to the contrary, during the term hereof, Lessee shall have the right as part of the Base Rental payable hereunder, to use at least 3.4 assigned parking spaces per 1,000 rentable square feet of space leased, plus adequate visitor parking for use by Lessee's customers and invitees, in the parking lot or garage, as the case may be, no less than 12 parking spaces.

     7) Lessor and Lessee agree that the following will be added to the Lease Agreement as Section 51:

     SECTION 51. RIGHT OF SECOND REFUSAL. For a period of two (2) years from the Commencement Date of this Lease Agreement Lessee shall have a right of second refusal to lease all or a portion of the approximately 5,310 square feet adjoining the Premises and outlined in red on the attached Exhibit A-1 ("Adjacent Space II"), on the following terms and conditions. The Adjacent Space II is presently subject to a right of first refusal held by University of Texas Health Science Center at Houston ("UT"). If Lessor shall receive a bona fide offer to lease all or any portion of the Adjacent Space II, which offer Lessor is willing to accept, and UT does not exercise its right of first refusal to lease the space on the terms set forth in the third party offer or on the terms Lessee herein may lease the space as set forth in this right of second refusal, Lessor shall give Lessee written notice thereof. Lessee shall have the right for five (5) working days after receipt of notice of such third party offer, which is acceptable to Lessor, to execute a lease covering such space on the following terms. The terms of the lease will be the same as set forth in this Lease Agreement except that the Base Rental shall be at the prevailing market rate of the Building, and Lessee shall have a tenant improvement allowance of $16.00 per each square foot of space being leased. Lessee's right of second refusal shall be paramount to any rights of the third party in question but shall be subordinate to the rights of UT. If Lessee shall fail to execute a lease for the portion of the Adjacent Space II within the time herein specified, Lessor shall be at liberty to make such lease to the third party. The right of Lessee under this paragraph shall apply successively to each and every offer to lease all or any portion of the Adjacent Space II.

     It is understood and agreed that Lessee's right of second refusal set forth above is conditioned upon its being in full compliance with all the terms and conditions of this Lease Agreement at the time Lessor receives an offer from a third party to lease any portion of the Adjacent Space II. Any default or noncompliance with the Lease Agreement existing at the time of the offer shall terminate Lessee's second refusal rights hereunder.

     8) Lessor and Lessee agree that the following will be added to the Lease Agreement as Section 52:

     During the term of this Lease, provided there is no default by Lessee, Lessor agrees to furnish Lessee with one (1) Corporate Executive Golf Membership in the Woodlands Country Club. The membership will be in the name of Paul Frison. Lessee will be responsible for payment of monthly dues and use fees.

                                          THE WOODLANDS CORPORATION

                                          By:  MICHAEL H. RICHMOND
                                          Name:  Michael H. Richmond
                                          Title:  Executive Vice President

                                          LIFECELL CORPORATION

                                          By:  PAUL M. FRISON
                                          Name:  Paul M. Frison
                                          Title:  President






               MODIFICATION AND RATIFICATION OF LEASE AGREEMENT

     This Modification and Ratification of Lease Agreement is made and entered into, effective the 11th day of April, 1988, between THE WOODLANDS CORPORATION ("Lessor") and LIFECELL CORPORATION ("Lessee"), for and in consideration of One Dollar ($1.00), and other good and valuable consideration.

                             W I T N E S S E T H:

     1. Lessor and Lessee hereby confirm and ratify (as modified below) all of the terms, conditions and covenants in that certain Lease Agreement ("Lease Agreement") between the parties dated December 10, 1986, under which Lessee has leased from Lessor approximately 5,198 square feet of net rentable area in that building known as the Venture Technology Center Building, located at 3606 Research Forest Drive, The Woodlands, Montgomery County, Texas.

     2. Lessee warrants that Lessee has accepted and is now in possession of the demised premises and that the Lease Agreement is valid and presently in full force and effect.

     3. Lessor and Lessee agree that the Term of the Lease Agreement shall be extended twelve (12) months, making the expiration date January 31, 1993 rather than January 31, 1992.

     4. Lessor and Lessee agree that effective on the Expansion Date, the area of the Premises shall be increased by 2,990 square feet of net rentable area, which area is outlined in yellow on Exhibit "A" attached hereto and made a part hereof for all purposes ("Expansion Space"), changing the size of the Premises to 8,188 square feet of net rentable area. The Expansion Date shall be January 31, 1988, with the work required under Exhibit "B" attached hereto and made a part hereof for all purposes, substantially completed.

     5. Lessor and Lessee agree that effective the Expansion Date, the monthly Base Rental payments as set out in Section 7 of the Lease Agreement shall be changed from Four Thousand One Hundred Fifty Eight and 40/100 Dollars ($4,158.40) per month to Six Thousand Five Hundred Fifty and 40/100 Dollars ($6,550.40) per month.

     6. Lessor and Lessee hereby agree that provided there is no default by Lessee in any of the terms and conditions of the Lease, during the period December 9, 1987, through the earlier of a) seven (7) days after Lessor substantially completes the improvements to the Expansion Space pursuant to Exhibit "B" attached hereto, or b) March 1, 1988, for the sum of $100.00, payable upon execution of this Modification and Ratification of Lease, Lessee may use the space in the building located at 2408 Timberloch Place, Suite A-5, The Woodlands, Montgomery County, Texas, outlined on Exhibit "C" attached hereto ("Space"). Lessee's use of the Space shall be on the same terms and conditions of the Lease, except that the term shall be as set forth herein, Lessee may occupy the space on a rent free basis, except for the initial payment of $100.00, and the space will be provided to Lessee in its then existing ("as is") condition.

     7. Lessor and Lessee agree that effective on the Second Expansion Date, the area of the Premises shall be increased by 2,365 square feet of net rentable area, which area is outlined in red on Exhibit "D" attached hereto and made a part hereof for all purposes ("Second Expansion Space"), changing the size of the Premises to 10,553 square feet of net rentable area. The Second Expansion Date shall be May 1, 1988, with the work required under Exhibit "E" attached hereto and made a part hereof for all purposes, substantially completed.

     8. Lessor and Lessee agree that effective the Second Expansion Date, the monthly Base Rental payments as set out in Section 7 of the Lease Agreement shall be changed from Six Thousand Five Hundred Fifty and 40/100 Dollars ($6,550.40) per month to Eight Thousand Four Hundred Forty Two and 40/100 Dollars ($8,442.00) per month.

     SIGNED this the 11th day of April, 1988, at The Woodlands, Texas.

                                          LESSOR:

                                          THE WOODLANDS CORPORATION

                                          By: /s/ Michael H. Richmond
                                          Name: Michael H. Richmond
                                          Title: Executive Vice President

                                          LESSEE:

                                          LIFECELL CORPORATION

                                          By: /s/ Paul M. Frison
                                          Name: Paul M. Frison
                                          Title: President

                                  EXHIBIT "A"

                           VENTURE TECHNOLOGY CENTER
                                   SITE PLAN

                        [GRAPHIC DEPICTING LEASE SPACE]

                                   EXHIBIT B

December 3, 1987

Mr. Paul Frison
President
LifeCell Corporation
3606-A/Research Forest Drive
The Woodlands, Tx. 77381

RE: Leasehold Improvements for 2,990 rentable square feet (2,990 usable square feet) of space in a building known as Venture Technology Center Building in The Woodlands, Texas.

     Dear Mr. Frison:

     The Woodlands Corporation (TWC) is pleased to quote for your approval the cost of work necessary to construct the proposed leasehold improvements in the above-referenced space.

     The cost of work is based upon the drawings dated 9/16/87.

Total Cost of Work                     $     227,039.15*
                                       ----------------
Lessor Allowance                            ($47,840.00)
                                       ----------------
Additional Landlord Contribution            ($14,352.00)**
                                       ----------------
           Subtotal                    $     164,847.15
                                       ----------------
TWC Administration Fee                 $            -0-
                                       ----------------
Total Amount Due from Lessee           $     164,847.15*
                                       ================

The Woodlands Corporation further agrees to perform, at your request, any additional or non-standard work over and above that specified on the attached plans, such work shall be performed by TWC, at your sole expense, as a tenant extra. Prior to commencing any such work request by you, TWC will submit to you written estimates of the cost of any such work. Within one (1) week from the date of submission thereof by TWC, you shall either provide written approval of the estimate for construction, submit to TWC revisions in the plans and specifications, or notify TWC that the work is no longer requested. You agree to pay TWC promptly upon being billed therefore, the cost of all such, together with fifteen percent (15%) of the cost for TWC's overhead. You agree that in the event of default in payment thereof, TWC shall (in addition to all other remedies) have the same rights as in the event of default of payment of rent under the Lease.

 *Includes renovation of 1,823 square feet of existing lease.

**Equals 6 mos. of free rent for 2,990 square feet at $.80/s.f./mo/.

LEASEHOLD IMPROVEMENTS
Page 2

It is agreed that, notwithstanding the date provided in the Lease for the commencement of the lease term, your obligation for the payment of rental thereunder shall not commence until TWC has substantially completed all work to be performed by TWC pursuant to this agreement; provided, however, that if TWC shall be delayed in substantially completing the work as required hereunder as a result of:

(a) Your failure to timely furnish the information and approval as and when required;

(b) Your request for materials, finishes or installations other than specified on plans attached;

(c) Your changes in approved plans or specifications; or

(d) The performance by a person, firm or corporation employed by you and the completion of said work by said person, firm or corporation,

then the commencement of the term of the Lease and the payment of rent thereunder shall be accelerated by the number of days of such delay.

All monies due from you for leasehold improvements must be paid to TWC prior to your occupancy of your space.

Upon your approval as indicated below, TWC will begin construction of your leasehold improvements and estimate construction completion within six (6) weeks of commencement of construction.

Sincerely,

[UNREADABLE SIGNATURE]
Tenant Acceptance

1/6/88
Date

Gerald Irons
Sales Director

Leon Lee
Manager of Interior
Design & Construction

GI/rd

                                   EXHIBIT C

                        [GRAPHIC DEPICTING LEASE SPACE]
2423 TIMBERLOCH PLACE
SCHE 1/8 3/4 = 1 1/40 3/4
AS BUILT
(STORAGE ABOVE)

SUITE A-5
DATE 9/22/80
GGS

FLOOR PLAN

                                   EXHIBIT D
                        [GRAPHIC DEPICTING LEASE SPACE]

LEGEND

RELEASE SPACE 2,365 S.F.

VENTURE TECHNOLOGY CENTER
SITE PLAN

FLOOR PLAN

                                   EXHIBIT E

January 28, 1988
Mr. Paul Frison
President
LifeCell Corporation
3606-A/Research Forest Drive
The Woodlands, Texas 77381

     Re: Leasehold Improvements for 2,365 rentable square feet (2,365 usable square feet) of space in a building known as Venture Technology Center Building in The Woodlands, Texas.

Dear Mr. Frison:

     The Woodlands Corporation (TWC), Lessor, is pleased to quote for your approval the cost of work necessary to construct the proposed leasehold improvements in the above-referenced space.

     The cost of work is based upon the drawings dated TBD*.

Total Cost of Work                     $    57,420.06
                                       --------------
Lessor Allowance                       ($   37,840.00)**
                                       --------------
Additional Landlord Contribution       ($   11,352.00)**
                                       --------------
                Subtotal               ($    8,728.06)
                                       --------------
TWC Administration Fee                 $          -0-
                                       --------------
Total Amount Due from Lessee           $     8,728.06
                                       --------------

     If The Woodlands Corporation further agrees to perform, at your request, any additional or non-standard work over and above that specified on the attached plans, such work shall be performed by TWC, at your sole expense, as a tenant extra. Prior to commencing any such work requested by you, TWC will submit to you written estimates of the cost of any such work. Within one (1) week from the date of submission thereof by TWC, you shall either provide written approval of the estimate for construction, submit to TWC revisions in the plans and specifications, or notify TWC that the work is no longer requested. You agree to pay TWC promptly upon being billed therefore, the cost of all such work, together with fifteen percent (15%) of the cost for TWC's overhead. You agree that in the event of default in payment thereof, TWC shall (in addition to all other remedies) have the same rights as in the event of default of payment of rent under the Lease.

      *The construction drawings have not been finalized as of 1/28/88.
       Therefore, the estimated cost of construction has yet to be determined
       (TBD). LifeCell is responsible for the overage.

     **TWC is giving LifeCell $16.00 per square foot towards Leasehold
       Improvements, plus the equivalent of 6 mos. of free rent for 2,365 square feet at $.80/S.F./month.

       LEASEHOLD IMPROVEMENTS
       Page 2

       It is agreed that, notwithstanding the date provided in the Lease for the commencement of the lease term, your obligation for the payment of rental thereunder shall not commence until TWC has substantially completed all work to be performed by TWC pursuant to this agreement; provided, however, that if TWC shall be delayed in substantially completing the work as required hereunder as a result of:

       (a) Your failure to timely furnish the information and approval as and when required;

       (b) Your request for materials, finishes or installations other than specified on plans attached;

       (c) Your changes in approved plans or specifications; or

       (d) The performance by a person, firm or corporation employed by you and the completion of said work by said person, firm or corporation,

       then the commencement of the term of the Lease and the payment of rent thereunder shall be accelerated by the number of days of such delay.

       All monies due from you for leasehold improvements must be paid to TWC prior to your occupancy of your space.

       Upon your approval as indicated below, TWC will begin construction of your leasehold improvements and estimate construction completion within six (6) weeks of commencement of construction.

       Sincerely,

       [UNREADABLE SIGNATURE]
       Tenant Acceptance

       4/11/88
       Date

       Gerald Irons
       Sales Director

       Leon Lee
       Manager of Interior
       Design & Construction

       GI/rd

                     MODIFICATION AND RATIFICATION OF LEASE

This Modification and Ratification of Lease is made and entered into, effective the 1st day of August, 1992, between THE WOODLANDS CORPORATION (Lessor) and LIFECELL CORPORATION (Lessee), for and in consideration of One Dollar ($1.00), and other good and valuable consideration.

WITNESSETH:

1. Lessor and Lessee hereby confirm and ratify (as modified below) all of the terms, conditions and covenants in that certain Lease Agreement ("Lease") between the parties dated December 10, 1986, modified April 11, 1988, under which Lessee has leased from Lessor approximately 10,553 square feet of net rentable area in the building known as Venture Technology Center I Building, located at 3606 Research Forest Drive, The Woodlands, Montgomery County, Texas.

2. Lessor and Lessee agree as follows:

During the Term of the Lease, in consideration of the payment to Lessor of the sum of $100.00 per month ("Use Fee"), Lessee shall have the right to use that portion of the storage building located on the Land, identified as Space C ("Space") and shown on Exhibit 1 detached hereto. All the terms and conditions of the Lease which apply to the Premises shall apply to the Space except that Lessee may use the Space for storage purposes and no other use.

     The Use Fee shall be payable monthly, in advance, at the same time as the payment to Lessor of the Base Rent.

     SIGNED this the 1 day of August, 1992, at The Woodlands, Texas.

                                          LESSOR:

                                          THE WOODLANDS CORPORATION

                                          By: Eric H Wojner
                                          Name: Eric H. Wojner
                                          Title: Vice President -
                                          Asset Management

                                          LESSEE:

                                          LIFECELL CORPORATION

                                          By: Paul M. Frison
                                          Name: Paul M. Frison
                                          Title: President

               MODIFICATION, EXTENSION AND RATIFICATION OF LEASE

     This Modification, Extension and Ratification of Lease is made and entered into, effective the 5th day of March, 1993, between THE WOODLANDS CORPORATION ("Lessor") and LIFECELL CORPORATION ("Lessee"), for and in consideration of One Dollar ($1.00), and other good and valuable consideration, receipt of which is hereby acknowledged.

W I T N E S S E T H:

1. Lessor and Lessee hereby confirm and ratify (as modified below) all of the terms, conditions and covenants in that certain Lease Agreement ("Lease") between the parties effective December 10, 1986, amended by Modification and ratification of Lease dated April 11, 1988, under which Lessee has leased from Lessor approximately 10,553 square feet of net rentable area in the building ("Building") known as Venture Technology Center Building located at 3606 Research Forest Drive, The Woodlands, Texas ("Leased Premises").

2. Lessor and Lessee hereby agree that the Term of the Lease Agreement shall be extended for thirty-six (36) months, changing the expiration date of the Lease from January 31, 1993 to January 31, 1996.

3. Lessor and Lessee hereby agree that effective February 1, 1993, the Base Rent to be paid for the Premises shall be Nine Thousand One Hundred One and 96/100 Dollars ($9,101.96).

4. Lessor and Lessee hereby agree that effective February 1, 1993, the Operating Cost allowance, provided for in Section 8 of the Lease, shall be Two and 50/100 Dollars ($2.50).

5. So long as Lessee is not in default in the performance of its covenants under this Lease, Lessee is hereby granted the option to renew the Term of this Lease for one (1) period of thirty-six (36) months ("Renewal Term"), to commence at the expiration of the herein extended Term of the Lease. Lessee shall exercise each option to renew by delivering written notice of such election to Lessor at least nine (9) months prior to the expiration of the Term of the Lease. The renewal of the Lease shall be upon the same terms and conditions of the Lease, except (a) Base Rent shall be negotiated at the then prevailing market rate, (b) Lessee shall have no option to renew the Lease beyond the Renewal Term set out above except as provided below, (c) Lessee shall not have the right to assign its renewal rights to any sublessee of the Premises or assignee of the Lease, (d) the leasehold improvements will be provided in their then existing condition on an "as is" basis) at the time the Renewal Term commences, (e) the "Term" as defined in the Lease, shall include any Renewal Term that has been duly exercised by Lessee.

6. It is understood and agreed that in the event Lessee either a) leases larger space in the Building or in another building owned or managed by Lessor, or b) purchases land from Lessor to construct a building, this Lease may be cancelled by Lessee, at Lessee's opiton, as of the commencement date of such new lease, or as of the date of occupancy of the building constructed on the purchased land, whichever is applicable, except that Lessee shall remain liable for (a) any damages done to the Premises or the Building during the relocation and (b) and Additional Rent due from Lessee at the end of Lessor's fiscal year as a result of increased operating expenses incurred during the portion of said fiscal year occurring prior to the termination.

The terms used herein unless otherwise defined shall have the meaning attributed to such terms in the Lease.

SIGNED this the 5th day of March, 1993, at The Woodlands, Texas.

LESSOR:

THE WOODLANDS CORPORATION

By: ERIC H. WOJNER
Name: Eric H. Wojner
Title: Vice President
Investment Properties

LESSEE:

LIFECELL CORPORATION

By: ANTHONY A. BROWN
Name: Anthony A. Brown
Title: Vice President and Controller

                MODIFICATION AND RATIFICATION OF LEASE AGREEMENT

STATE OF TEXAS
                         } KNOWN ALL MEN BY THESE PRESENTS:
COUNTY OF MONTGOMERY

    This Modification and Ratification of Lease Agreement is made and entered into between WOODLANDS OFFICE EQUITIES--'95 LIMITED, a Texas limited partnership, successor to The Woodlands Corporation, (Lessor) and LIFECELL CORPORATION, a Delaware corporation ("Lessee"), for and in consideration of One Dollar ($1.00), and other good and valuable consideration, receipt of which is hereby acknowledged.

                                   WITNESSETH:

 1. Lessee hereby confirms and ratifies, except as modified below, all of the terms, conditions and covenants in both that certain written Lease Agreement, dated December 10, 1986, modified by instruments dated April 11, 1988, August 1, 1992, and March 5, 1993, regarding the lease by Lessee of 10,553 net rentable square feet ("Lease") in a building known and referred to Venture Technology Center Building ("Building"), located at 3606 Research Forest Drive, The Woodlands, Montgomery County, Texas, and that certain written Lease Agreement dated September 1, 1988, and modified effective March 5, 1993, regarding the lease by Lessee of 4,570 net rentable square feet ("Lease II") in the Building. The Lease and Lease II shall be referred to collectively herein as "Lease Agreements".

 2. Lessee warrants that Lessee has accepted and is now in possession of the demised premises and that the Lease Agreements are valid and presently in full force and effect.

 3. Lessor and Lessee agree that effective February 1, 1996, Lease II will terminate and the 4,570 net rentable square feet of floor area now covered by Lease II will become part of the Premises of the Lease. Effective February 1, 1996, the Premises of the Lease shall contain 15,123 net rentable square feet, and be all that area shown on Exhibit "A" attached hereto.

 4. Lessor and Lessee agree that effective February 1, 1996, the Term of the Lease shall be extended for sixty (60) months so that the expiration date of the Lease shall be changed from January 31, 1996 to January 31, 2001.

 5. Lessor and Lessee agree that from and after February 1, 1996, through January 31, 1997, the monthly Base Rent payable by Lessee to Lessor shall be $10,772.11. From and after February 1, 1997, through January 31, 2001, the monthly Base Rent payable by Lessee to Lessor under the Lease shall be $18,343.36 per month.

 6. Lessor and Lessee agree that effective February 1, 1996, the first sentence in Section 8 of the Lease shall be deleted in its entirety and the following sentence shall be inserted in its stead: "Lessor agrees to pay all Operating Expenses as described in Section 14 up to a maximum amount of $2.50 per year for each square foot of rentable floor area in the Building (the "Operating Cost Allowance")."

 7. Lessor and Lessee agree that effective February 1, 1996, a new provision shall be added to the Lease as follows:

     "During the Term, Lessee shall have the right of second refusal to lease all or a portion of the approximately 19,761 square feet adjoining the Premises and indicated on the attached Exhibit "A" ("Adjacent Space"), on the following terms and conditions. The Adjacent Space is presently subject to a right of first refusal held by Genometrix Incorporated ("Genometrix"). If Lessor shall receive a bona fide offer to lease all or any portion of the Adjacent Space, which offer Lessor is willing to accept, and Genometrix does not exercise its right of first refusal to lease the space Lessee herein may lease the space to Lessee on the terms set forth hereon. Lessor shall give Lessee written notice of the third party offer. Lessee shall have the right for five (5) working days after receipt of notice of such third party offer, which is acceptable to Lessor, to execute a lease covering such space on the following terms. The terms of the lease will be the same as set forth in the third party offer, except that the Base Rent shall not be less than the Prevailing Market Base Rental Rate for similar space in the Building. Lessee's right of second refusal shall be paramount to any rights of the third party in question, but shall be subordinate to the rights of Genometrix. If Lessee shall fail to execute a lease for the portion of the Adjacent Space within the time herein specified, Lessor shall be at liberty to make such lease to the third party and this provision shall immediately terminate and be of no further force or effect.

     It is understood and agreed that Lessee's right of second refusal set forth above is conditioned upon its being in full compliance with all the terms and conditions of this Lease at the time Lessor receives an offer from a third party to lease any portion of the Adjacent Space. Any default or noncompliance with the Lease Agreement existing at the time of the offer shall terminate Lessee's second refusal rights hereunder."

 8. Lessor and Lessee agree that effective February 1, 1997, the Premises shall be increased by that certain 4,890 net rentable square feet of floor area, identified as Expansion Area on Exhibit "A" attached hereto, so that the Premises of the Lease shall contain 20,013 net rentable square feet.

 9. Lessor and Lessee agree that during the Term, provided there is no default by Lessee in any of the terms and conditions of the Lease, Lessee will continue to have the right to utilize one

    (1) executive golf membership as provided in the Lease.

10. Lessor agrees to provide an allowance of up to $75,950.00 for tenant improvements to the premises.

    EXECUTED this 21st day of December, 1995.

                   LESSOR

                   WOODLANDS OFFICE EQUITIES--'95 LIMITED
                   By: The Woodlands Office Equities, Inc.
                               Its General Partner

                   By: /s/ ERIC WOJNER
                   Name:   Eric Wojner
                   Title: VP--Investment Properties

                   LESSEE:

                   LIFECELL CORPORATION

                   By: /s/ ANTHONY A. BROWN
                   Name:   Anthony A. Brown
                   Title: Vice President and Chief Financial Officer